The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2021

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

October----, 2021

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2021-USNCH9410 to Product Supplement No. EA-04-09
dated May 11, 2021, Underlying Supplement No. 10 dated May 11, 2021 and
Prospectus Supplement and Prospectus each dated May 11, 2021

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

■	Linked to the worst performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund (each referred to as an “underlying”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic redemption prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically redeemed prior to maturity and, if they are not automatically redeemed, whether you are repaid the stated principal amount of your securities at maturity will depend in each case on the closing value of the worst performing underlying on the relevant valuation date. The worst performing underlying on any valuation date is the underlying that has the lowest underlying performance factor on that valuation date
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of maturity or automatic redemption if, and only if, the closing value of the worst performing underlying on the relevant valuation date is greater than or equal to its coupon barrier value. However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value, you will not receive any contingent coupon on the relevant contingent coupon date. If the closing value of the worst performing underlying is less than its coupon barrier value on every valuation date, you will not receive any contingent coupons throughout the entire term of the securities. The quarterly contingent coupon will be determined on the pricing date and will be equal to 2.25% to 2.50% of the stated principal amount (equivalent to a contingent coupon rate of 9.00% to 10.00% per annum)
■	Automatic Redemption. If the closing value of the worst performing underlying on any potential autocall date from April 2022 to July 2023, inclusive, is greater than or equal to its initial underlying value, we will automatically redeem the securities for the stated principal amount plus the related contingent coupon payment
■	Potential Loss of Principal. If the securities are not automatically redeemed prior to maturity, you will receive the stated principal amount at maturity if, and only if, the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value. If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities
■	The coupon barrier value and final barrier value for each underlying are equal to 70% of its initial underlying value
■	If the securities are not automatically redeemed prior to maturity, you will have full downside exposure to the worst performing underlying from its initial underlying value if its closing value on the final valuation date is less than its final barrier value, but you will not participate in any appreciation of any underlying and will not receive any dividends on securities included in any underlying
■	Your return on the securities will depend solely on the performance of the underlying that is the worst performing underlying on each valuation date. You will not benefit in any way from the performance of any better performing underlying. Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably
■	All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment
■	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors Relating to the Securities” beginning on page EA-7 of the accompanying product supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$22.50	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$977.50	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $900.00 per security, which will be less than the public offering price.  The estimated value of the securities is based on Citigroup Global Market Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 2.25% ($22.50) for each security it sells. Wells Fargo will pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 1.25% ($12.50) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Terms of the Securities
Underlyings:	The SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	October 15, 2021*
Issue Date:	October 20, 2021*
Valuation Dates:	The 16th day of each January, April, July and October, beginning in January 2022 and ending on October 16, 2023 (the “final valuation date”), each subject to postponement if such date is not a trading day or certain market disruption events occur. See “Additional Terms of the Securities.”*
Maturity Date:	October 19, 2023. If the final valuation date is postponed, the stated maturity date will be the later of (i) October 19, 2023 and (ii) three business days after the last final valuation date as postponed. See “Additional Terms of the Securities.”*
Contingent Coupon Payment Dates:	The third business day after each valuation date (as each such valuation date may be postponed), except that the contingent coupon payment date following the final valuation date will be the maturity date. If a valuation date is postponed with respect to one or more underlyings, the related contingent coupon payment date will be three business days after the last valuation date as postponed.
Contingent Coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.50% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 9.00% to 10.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.
Payment at Maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the contingent coupon due at maturity, if any):

▪ if the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000; or

▪ if the closing value of the worst performing underlying on the final valuation date is less than its final barrier value:

$1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Automatic Early Redemption:	If, on any potential autocall date, the closing value of the worst performing underlying is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Potential Autocall Dates:	Each valuation date beginning in April 2022 and ending in July 2023.
Initial Underlying Value:

With respect to the SPDR® S&P 500® ETF Trust: $        , its closing value on the pricing date.

With respect to the Financial Select Sector SPDR® Fund: $        , its closing value on the pricing date.

With respect to the SPDR® S&P® Biotech ETF: $        , its closing value on the pricing date.

With respect to the Consumer Staples Select Sector SPDR® Fund: $        , its closing value on the pricing date.

Coupon Barrier Value:

With respect to the SPDR® S&P 500® ETF Trust: $        , which is equal to 70% of its initial underlying value.

With respect to the Financial Select Sector SPDR® Fund: $        , which is equal to 70% of its initial underlying value.

With respect to the SPDR® S&P® Biotech ETF: $        , which is equal to 70% of its initial underlying value.

With respect to the Consumer Staples Select Sector SPDR® Fund: $        , which is equal to 70% of its initial underlying value.

Final Barrier Value:

With respect to the SPDR® S&P 500® ETF Trust: $        , which is equal to 70% of its initial underlying value.

With respect to the Financial Select Sector SPDR® Fund: $        , which is equal to 70% of its initial underlying value.

With respect to the SPDR® S&P® Biotech ETF: $        , which is equal to 70% of its initial underlying value.

With respect to the Consumer Staples Select Sector SPDR® Fund: $        , which is equal to 70% of its initial underlying value.

Underlying Performance Factor:	For each underlying on any valuation date, its closing value on that valuation date divided by its initial underlying value
Worst Performing Underlying:	For any valuation date, the underlying with the lowest underlying performance factor determined as of that valuation date
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	17329ULE9 / US17329ULE90

* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the valuation dates and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing value of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Market Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-04-09 dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000095010321007044/dp150747_424b2-coba0409.htm

•	Underlying Supplement No. 10 dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000095010321007028/dp150879_424b2-us10.htm

•	Prospectus Supplement and Prospectus each dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Investor Considerations

We have designed the securities for investors who:

•	seek an investment with periodic contingent coupon payments equal to the amount indicated on the cover hereof until the earlier of maturity or automatic redemption, if, and only if, the closing value of the worst performing underlying on the relevant valuation date is greater than or equal to its coupon barrier value;

•	understand that if the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, they will be fully exposed to the decline in the worst performing underlying from its initial underlying value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, contingent coupon payment dates over the term of the securities and may lose all of the stated principal amount per security at maturity;

•	understand that the securities may be automatically redeemed prior to maturity and that the term of the securities may be limited;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the worst performing underlying on each valuation date and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo participation in any appreciation of any underlying and dividends on the underlyings; and

•	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek a security with a fixed term;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the public offering price and that may be as low as the amount set forth on the cover page;

•	are unwilling to accept the risk that the closing value of the worst performing underlying on the final valuation date may be less than its final barrier value;

•	seek certainty of current income over the term of the securities;

•	seek exposure to the upside performance of any or each underlying;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the worst performing underlying;

•	are unwilling to accept the risk of exposure to the United States equity market;

•	are unwilling to accept the risk of exposure to the financial services sector;

•	are unwilling to accept the risk of exposure to the biotechnical industry;

•	are unwilling to accept the risk of exposure to the consumer staples sector;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically redeemed, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the worst performing underlying on the related valuation date.

Step 1: Determine which underlying is the worst performing underlying on the relevant valuation date. The worst performing underlying on any valuation date is the underlying with the lowest underlying performance factor on that valuation date.  The underlying performance factor of an underlying on a valuation date is its closing value on that valuation date divided by its initial underlying value.

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing value of the worst performing underlying on the relevant valuation date, as follows:

If the relevant valuation date were also a potential autocall date and the closing value of the worst performing underlying on the relevant valuation date were greater than or equal to its initial underlying value, the securities would be automatically redeemed on the applicable contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

On the maturity date, if the securities have not been automatically redeemed prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the payment at maturity) calculated as follows:

Step 1: Determine which underlying is the worst performing underlying on the final valuation date. The worst performing underlying on the final valuation date is the underlying with the lowest underlying performance factor on the final valuation date.  The underlying performance factor of an underlying on the final valuation date is its closing value on the final valuation date divided by its initial underlying value.

Step 2: Calculate the payment at maturity based on the closing value of the worst performing underlying on the final valuation date, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Hypothetical Payout Profile

The following profile illustrates the potential payment at maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the worst performing underlying on the final valuation date from its initial underlying value to its closing value on the final valuation date, assuming the securities have not been automatically redeemed prior to the maturity date. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual closing value of the worst performing underlying on the final valuation date and whether you hold your securities to the maturity date.  The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Citigroup Inc. will release quarterly earnings on October 14, 2021, which is during the marketing period and prior to the pricing date of these securities.

You May Lose Some Or All Of Your Investment.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances.  If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the closing value of the worst performing underlying on the final valuation date.  If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying has declined from its initial underlying value.  There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

You Will Not Receive Any Contingent Coupon On The Contingent Coupon Payment Date Following Any Valuation Date On Which The Closing Value Of The Worst Performing Underlying Is Less Than Its Coupon Barrier Value.

A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying is less than its coupon barrier value on any valuation date, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying is below its coupon barrier value on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the securities will not be automatically redeemed and the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of the worst performing underlying on one or more valuation dates will be less than its coupon barrier value, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and (ii) the securities will not be automatically redeemed and the closing value of the worst performing underlying on the final valuation date will be less than its final barrier value, such that you will not be repaid the stated principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the worst performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You May Not Be Adequately Compensated For Assuming The Downside Risk Of The Worst Performing Underlying.

The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk.  If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying.

The Securities May Be Automatically Redeemed Prior To Maturity, Limiting Your Opportunity To Receive Contingent Coupon Payments.

On any potential autocall date, the securities will be automatically redeemed if the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value. Thus, the term of the securities may be limited.  If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments.  Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

The Securities Offer Downside Exposure To The Worst Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any underlying.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

The Performance Of The Securities Will Depend On The Closing Values Of The Underlyings Solely On The Valuation Dates, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings.

Whether the contingent coupon will be paid on any given contingent coupon payment date and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.  We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities.  However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason.  If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price.  These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

The Index Tracked By The Financial Select Sector SPDR® Fund Underwent A Significant Change On September 16, 2016 And, As A Result, The Index Tracked By The Financial Select Sector SPDR® Fund Will Differ In Important Ways From The Index Tracked By The Financial Select Sector SPDR® Fund In The Past.

The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index.  S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”).  In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders.  As a result of this distribution, the Financial Select Sector SPDR® Fund no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund.  We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund.  It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

The Financial Select Sector SPDR® Fund Is Subject To Risks Associated With The Financial Services Sector.

All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

The Financial Select Sector SPDR® Fund May Be Disproportionately Affected By The Performance Of A Small Number Of Stocks.

Approximately 41% of the Financial Select Sector SPDR® Fund is invested in just five stocks – Berkshire Hathaway Inc. Class B, JPMorgan Chase & Co., Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

Citigroup Inc. Is An Issuer Of Equity Securities Held By The Financial Select Sector SPDR® Fund.

Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund.  Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

The SPDR® S&P® Biotech ETF Is Subject To Risks Associated With Investing In The Biotechnology Sector.

The stocks held by the SPDR® S&P® Biotech ETF are generally concentrated in the biotechnology industry.  Companies within the biotech industry invest heavily in research and development which may not necessarily lead to commercially successful products. This industry is also subject to increased governmental regulation which may delay or inhibit the release of new products. Many biotech companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotech stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotech companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs.

The SPDR® S&P® Biotech ETF Is Subject To Risks Associated With The Health Care Sector.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

The Consumer Staples Select Sector SPDR® Fund Is Subject To Risks Associated With The Consumer Staples Sector.

The stocks held by the Consumer Staples Select Sector SPDR® Fund are generally concentrated in the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability.  Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation.  Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities.  Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing value of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates  or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

Even If An Underlying Pays A Dividend That It Identifies As Special Or Extraordinary, No Adjustment Will Be Required Under The Securities For That Dividend Unless It Meets The Criteria Specified In The Accompanying Product Supplement.

In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of an underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

The Securities Will Not Be Adjusted For All Events That May Have A Dilutive Effect On Or Otherwise Adversely Affect The Closing Value Of An Underlying.

For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

The Securities May Become Linked To An Underlying Other Than An Original Underlying Upon The Occurrence Of A Reorganization Event Or Upon The Delisting Of The Underlying Shares Of An Underlying.

For example, if an underlying enters into a merger agreement that provides for holders of the shares of such underlying to receive shares of another entity and such shares are marketable securities, the closing value of the underlying following consummation of the merger will be based on the value of such other shares.  Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying.  See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

The Value And Performance Of The Underlying Shares Of An Underlying May Not Completely Track The Performance Of The Underlying Index That The Underlying Seeks To Track Or The Net Asset Value Per Share Of The Underlying.

An underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index.  In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index.  All of these factors may lead to a lack of correlation between the performance of an underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by an underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index.  Finally, because the underlying shares of an underlying are traded on an exchange and are subject to market supply and investor demand, the closing value of an underlying may differ from the net asset value per share of the underlying.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

During periods of market volatility, securities included in an underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem underlying shares of an underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares of an underlying. As a result, under these circumstances, the closing value of an underlying may vary substantially from the net asset value per share of the underlying.  For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

A Contingent Coupon Payment Date And The Stated Maturity Date May Be Postponed If A Valuation Date is Postponed.

A valuation date (including the final valuation date) with respect to an underlying will be postponed if the applicable originally scheduled valuation date is not a trading day with respect to any underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that underlying on that valuation date.  If such a postponement occurs with respect to a valuation date other than the final valuation date, then the related contingent coupon payment date will be postponed.  If such a postponement occurs with respect to the final valuation date, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final valuation date as postponed.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%.  To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Hypothetical Returns

If the securities are automatically redeemed:

If the securities are automatically redeemed prior to maturity, you will receive the stated principal amount of your securities plus the related contingent coupon payment on the immediately following contingent coupon payment date. In the event the securities are automatically redeemed, your total return on the securities will equal any contingent coupon payments received prior to such contingent coupon payment date and the contingent coupon payment received on such contingent coupon payment date.

If the securities are not automatically redeemed:

If the securities are not automatically redeemed prior to maturity, the following table illustrates, for a range of hypothetical underlying performance factors of the worst performing underlying on the final valuation date, the hypothetical payment at maturity payable at maturity per security (excluding the final contingent coupon payment, if any).  The underlying performance factor of the worst performing underlying on the final valuation date is its closing value on the final valuation date divided by its initial underlying value.

Hypothetical underlying performance factor of worst performing underlying on final valuation date	Hypothetical payment at maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.99%	$699.90
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically redeemed prior to maturity, the actual amount you will receive at maturity will depend on the actual closing value of the worst performing underlying on the final valuation date. The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Hypothetical Examples

The examples in the first section below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a valuation date that is also a potential autocall date.  The examples in the second section below illustrate how to determine the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, coupon barrier values or final barrier values of the underlyings.  For the actual initial underlying value, coupon barrier value and final barrier value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, coupon barrier value and final barrier value of each underlying, and not the hypothetical values indicated below.  The examples below assume that the contingent coupon rate is set at the lowest value indicated in “Terms of the Securities” above.  The actual contingent coupon rate will be determined on the pricing date.

Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value	Hypothetical final barrier value
SPDR® S&P 500® ETF Trust	$100.00	$70.00 (70% of its hypothetical initial underlying value)	$70.00 (70% of its hypothetical initial underlying value)
Financial Select Sector SPDR® Fund	$100.00	$70.00 (70% of its hypothetical initial underlying value)	$70.00 (70% of its hypothetical initial underlying value)
SPDR® S&P® Biotech ETF	$100.00	$70.00 (70% of its hypothetical initial underlying value)	$70.00 (70% of its hypothetical initial underlying value)
Consumer Staples Select Sector SPDR® Fund	$100.00	$70.00 (70% of its hypothetical initial underlying value)	$70.00 (70% of its hypothetical initial underlying value)

Hypothetical Contingent Coupon Payments and any Payment upon Automatic Early Redemption Following a Valuation Date that is also a Potential Autocall Date

The hypothetical examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a hypothetical valuation date that is also a potential autocall date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.

	Hypothetical closing value of SPDR® S&P 500® ETF Trust on hypothetical valuation date	Hypothetical closing value of Financial Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical closing value of SPDR® S&P® Biotech ETF on hypothetical valuation date	Hypothetical closing value of Consumer Staples Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical payment per security on related contingent coupon payment date
Example 1:	$120.00 (underlying performance factor = $120.00 / $100.00 = 1.20)	$85.00 (underlying performance factor = $85.00 / $100.00 = 0.85)	$80.00 (underlying performance factor = $80.00 / $100.00 = 0.80)	$90.00 (underlying performance factor = $90.00 / $100.00 = 0.90)	$22.50 (contingent coupon is paid; securities not redeemed)
Example 2:	$110.00 (underlying performance factor = $110.00 / $100.00 = 1.10)	$45.00 (underlying performance factor = $45.00 / $100.00 = 0.45)	$110.00 (underlying performance factor = $110.00 / $100.00 = 1.10)	$105.00 (underlying performance factor = $105.00 / $100.00 = 1.05)	$0.00 (no contingent coupon; securities not redeemed)
Example 3:	$105.00 (underlying performance factor = $105.00 / $100.00 = 1.05)	$110.00 (underlying performance factor = $110.00 / $100.00 = 1.10)	$120.00 (underlying performance factor = $120.00 / $100.00 = 1.20)	$115.00 (underlying performance factor = $115.00 / $100.00 = 1.15)	$1,022.50 (contingent coupon is paid; securities redeemed)

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Example 1: On the hypothetical valuation date, the SPDR® S&P® Biotech ETF has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value but less than its initial underlying value.  As a result, investors in the securities would receive the contingent coupon payment of $22.50 per security on the related contingent coupon payment date and the securities would not be automatically redeemed.

Example 2: On the hypothetical valuation date, the Financial Select Sector SPDR® Fund has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value.  As a result, investors would not receive any payment on the related contingent coupon payment date, even though each other underlying has appreciated from its initial underlying value, and the securities would not be automatically redeemed.

Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if, on that valuation date, the closing value of the worst performing underlying is less than its coupon barrier value.  Whether a contingent coupon is paid following a valuation date depends solely on the closing value of the worst performing underlying.

Example 3: On the hypothetical valuation date, the SPDR® S&P 500® ETF Trust has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than both its coupon barrier value and its initial underlying value.  As a result, the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, for a total of $1,022.50 per security.

If the valuation date were not also a potential autocall date, the securities would not be automatically redeemed on the related contingent coupon payment date.

Hypothetical Payments at Maturity

The next hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier automatically redeemed and that the closing values of the underlyings on the final valuation date are as indicated below.

	Hypothetical closing value of SPDR® S&P 500® ETF Trust on final valuation date	Hypothetical closing value of Financial Select Sector SPDR® Fund on final valuation date	Hypothetical closing value of SPDR® S&P® Biotech ETF on final valuation date	Hypothetical closing value of Consumer Staples Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical payment at maturity per security
Example 4	$130.00 (underlying performance factor = $130.00 / $100.00 = 1.30)	$120.00 (underlying performance factor = $120.00 / $100.00 = 1.20)	$110.00 (underlying performance factor = $110.00 / $100.00 = 1.10)	$80.00 (underlying performance factor = $80.00 / $100.00 = 0.80)	$1,022.50
Example 5	$50.00 (underlying performance factor = $50.00 / $100.00 = 0.50)	$80.00 (underlying performance factor = $80.00 / $100.00 = 0.80)	$90.00 (underlying performance factor = $90.00 / $100.00 = 0.90)	$110.00 (underlying performance factor = $110.00 / $100.00 = 1.10)	$500.00
Example 6	$70.00 (underlying performance factor = $70.00 / $100.00 = 0.70)	$20.00 (underlying performance factor = $20.00 / $100.00 = 0.20)	$120.00 (underlying performance factor = $120.00 / $100.00 = 1.20)	$120.00 (underlying performance factor = $120.00 / $100.00 = 1.20)	$200.00

Example 4: On the final valuation date, the Consumer Staples Select Sector SPDR® Fund has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the final valuation date is greater than its final barrier value.  Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity, for a total of $1,022.50 per security, but you would not participate in the appreciation of any of the underlyings.

Example 5: On the final valuation date, the SPDR® S&P 500® ETF Trust has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the final valuation date is less than its final barrier value.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Payment at maturity = $1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

= $1,000 × 0.50

= $500

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity.  You would incur a loss based on the performance of the worst performing underlying.  In addition, because the closing value of the worst performing underlying on the final valuation date is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

Example 6: On the final valuation date, the Financial Select Sector SPDR® Fund has the lowest underlying performance factor and, therefore, is the worst performing underlying.  In this scenario, the closing value of the worst performing underlying on the final valuation date is less than its final barrier value.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

= $1,000 × 0.20

= $200

In this scenario, because the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the closing value of the worst performing underlying is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

It is possible that the closing value of the worst performing underlying will be less than its coupon barrier value on each valuation date and less than its final barrier value on the final valuation date, such that you will not receive any contingent coupon payments over the term of the securities and will receive significantly less than the stated principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Additional Terms of the Securities

The following provisions supersede the provisions in the product supplement to the extent that they are inconsistent from those provisions.

Certain Definitions

The “closing value” of each underlying on any date is its closing price of its underlying shares on such date, subject to adjustment as provided in the accompanying product supplement. The “underlying shares” of each underlying are its shares that are traded on a U.S. national securities exchange on the pricing date.

“Closing price” means, with respect to any underlying shares (or any other securities in the circumstances described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement), on any date of determination, the official closing price of such underlying shares on the relevant stock exchange or, if such price is not available on the relevant stock exchange, on any other U.S. national securities exchange on which such underlying shares (or such other securities) are listed or admitted to trading, as determined by the calculation agent. If no such price is available pursuant to the immediately preceding sentence, the closing price with respect to such underlying shares (or such other securities) on the applicable date of determination will be the arithmetic mean, as determined by the calculation agent, of the bid prices of such underlying shares (or such other securities) obtained from as many dealers in such underlying shares (or such other securities) (which may include CGMI or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If a market disruption event occurs with respect to such underlying shares (or such other securities) on the applicable date of determination, the calculation agent may, in its sole discretion, determine the closing price thereof on such date either (x) pursuant to the two immediately preceding sentences or (y) if available, pursuant to the first sentence of this paragraph.

The “then-current market price” of any underlying shares, for the purpose of applying any dilution adjustment set forth in “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement, means the closing price per such underlying share on the scheduled trading day immediately preceding the related adjustment date (as defined in such section of the accompanying product supplement).

A “trading day” with respect to an underlying means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such underlying or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for an underlying means the primary exchange or quotation system on which shares (or other applicable securities) of such underlying are traded, as determined by the calculation agent.

The “related futures or options exchange” for an underlying means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlying.

Postponement of a Valuation Date

If any valuation date is not a trading day with respect to any underlying, such valuation date will be postponed to the next succeeding day that is a trading day with respect to each underlying.  A valuation date for an underlying is also subject to postponement due to the occurrence of a market disruption event with respect to such underlying on such valuation date.  See “—Market Disruption Events.”

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Market Disruption Events

A “market disruption event” with respect to each underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such underlying or any successor underlying on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such underlying or any successor underlying on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such underlying or any successor underlying on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such underlying or any successor underlying on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such underlying or any successor underlying prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such underlying or any successor underlying fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an underlying:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such underlying or any successor underlying; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such underlying or any successor underlying means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to an underlying on any valuation date, then such valuation date for such underlying will be postponed to the first succeeding trading day for such underlying on which a market disruption event for such underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such underlying after the originally scheduled valuation date, that eighth trading day shall be deemed to be the valuation date for such underlying. If a valuation date has been postponed eight trading days for an underlying after the originally scheduled valuation date and a market disruption event occurs or is continuing with respect to such underlying on such eighth trading day, the calculation agent will determine the closing value of such underlying on such eighth trading day based on its good faith estimate of the value of the underlying shares of such underlying as of the close of trading on such eighth trading day. Notwithstanding the postponement of a valuation date for an underlying due to a market disruption event with respect to such underlying on such valuation date, the originally scheduled valuation date will remain the valuation date for any underlying not affected by a market disruption event on such day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Delisting, Liquidation or Termination of an Underlying

If the closing value of an underlying is determined by reference to its underlying index as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF”, and at any time the publisher of such underlying index (i) announces that it will make a material change in the formula for or the method of calculating such underlying index or in any other way materially modifies such underlying index (other than a modification prescribed in that formula or method to maintain such underlying index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels such underlying index and no successor underlying index is chosen as described in the accompanying product supplement, then the calculation agent will calculate the closing value of the underlying index of such underlying in accordance with the formula last used to calculate such closing value before such event, but using only those securities that were held by the underlying index of such underlying immediately prior to such event without any rebalancing or substitution of such securities following such event without any rebalancing or substitution of such securities following such event. Such value, as calculated by the calculation agent, will be substituted for the relevant value of an underlying index for all purposes. In such event, the calculation agent will make such adjustments, if any, to any level of an underlying index that is used for purposes of the securities as it determines are appropriate in the circumstances.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Information About the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of the S&P 500® Index. The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.

The SPDR® S&P 500® ETF Trust is managed by State Street Bank and Trust Company (“SSBTC”), as trustee of the SPDR® S&P 500® ETF Trust and PDR Services LLC (“PDRS”), as sponsor of the SPDR® S&P 500® ETF Trust. Information provided to or filed with the SEC by the SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P 500® ETF Trust trade on the NYSE Arca under the ticker symbol “SPY.”

Please refer to the section “Fund Descriptions—SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement for important disclosures regarding the SPDR® S&P 500® ETF Trust.

We have derived all information regarding the SPDR® S&P 500® ETF Trust from publicly available information and have not independently verified any information regarding the SPDR® S&P 500® ETF Trust.  This pricing supplement relates only to the securities and not to the SPDR® S&P 500® ETF Trust.  We make no representation as to the performance of the SPDR® S&P 500® ETF Trust over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P 500® ETF Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P 500® ETF Trust on October 7, 2021 was $438.66.

The graph below shows the closing value of the SPDR® S&P 500® ETF Trust for each day such value was available from January 4, 2016 to October 7, 2021.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Information About the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance.

The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company.  The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund.  Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Financial Select Sector SPDR® Fund trade on the NYSE Arca, Inc. under the ticker symbol “XLF.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Financial Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Financial Select Sector SPDR® Fund.  This pricing supplement relates only to the securities and not to the Financial Select Sector SPDR® Fund.  We make no representation as to the performance of the Financial Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Financial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Financial Select Sector SPDR® Fund on October 7, 2021 was $38.83.

The graph below shows the closing value of the Financial Select Sector SPDR® Fund for each day such value was available from January 4, 2016 to October 7, 2021.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

When evaluating the historical performance of the shares of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks prior to September 16, 2016 than it includes after that date, as described under “Summary Risk Factors—The Index Tracked By The Financial Select Sector SPDR® Fund Underwent A Significant Change On September 16, 2016 And, As A Result, The Index Tracked By The Financial Select Sector SPDR® Fund Will Differ In Important Ways From The Index Tracked By The Financial Select Sector SPDR® Fund In The Past.” The historical performance of the shares of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 16, 2016, the same composition of stocks as it includes after that date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Information About the SPDR® S&P® Biotech ETF

The SPDR® S&P® Biotech ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Biotechnology Select Industry Index. The SPDR® S&P® Biotech ETF is managed by SSGA Funds Management, Inc. (“SSGA FM”), an investment advisor to the SPDR® S&P® Biotech ETF, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF.

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P® Biotech ETF trade on the NYSE Arca under the ticker symbol “XBI.”

Please refer to the section “Fund Descriptions— The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement for additional information.

We have derived all information regarding the SPDR® S&P® Biotech ETF from publicly available information and have not independently verified any information regarding the SPDR® S&P® Biotech ETF. This pricing supplement relates only to the securities and not to the SPDR® S&P® Biotech ETF. We make no representation as to the performance of the SPDR® S&P® Biotech ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P® Biotech ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P® Biotech ETF on October 7, 2021 was $123.91.

The graph below shows the closing value of the SPDR® S&P® Biotech ETF for each day such value was available from January 4, 2016 to October 7, 2021.  We obtained the closing values from Bloomberg L.P., without independent verification.  You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Information About the Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Consumer Staples Select Sector Index. The S&P Consumer Staples Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the consumer staples sector. The S&P Consumer Staples Select Sector Index includes companies in the following industries: (i) food and staples retailing, (ii) beverages, (iii) food products, (iv) tobacco, (v) household products and (vi) personal products.

The Consumer Staples Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company.  The Select Sector SPDR® Trust consists of eleven separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Consumer Staples Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLP.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Consumer Staples Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Consumer Staples Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Consumer Staples Select Sector SPDR® Fund. We make no representation as to the performance of the Consumer Staples Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Consumer Staples Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Consumer Staples Select Sector SPDR® Fund on October 7, 2021 was $70.13.

The graph below shows the closing value of the Consumer Staples Select Sector SPDR® Fund for each day such value was available from January 4, 2016 to October 7, 2021.  We obtained the closing values from Bloomberg L.P., without independent verification.  You should not take historical closing values as an indication of future performance.

When evaluating the historical performance of the shares of the Consumer Staples Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Consumer Staples Select Sector SPDR® Fund included a different composition of stocks prior to September 2018 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Consumer Staples Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Consumer Staples Select Sector SPDR® Fund will differ in important ways from the index tracked by the Consumer Staples Select Sector SPDR® Fund in the past.” The historical performance of the shares of the Consumer Staples Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 2018, the same composition of stocks as it includes after that date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold.  In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of up to 2.25% ($22.50) for each security it sells.  Wells Fargo will pay selected dealers, which may include WFA, a fixed selling commission of 1.25% ($12.50) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The public offering price of the securities includes the underwriting discount and commission described on the cover page of this pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties, which may include our affiliates and affiliates of Wells Fargo. Our cost of hedging will include the projected profit that such counterparties, which may include our affiliates and affiliates of Wells Fargo, expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the control of any counterparty, which may include our affiliates and affiliates of Wells Fargo, such hedging may result in a profit that is more or less than expected, or could result in a loss.

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus may be used by Wells Fargo or an affiliate of Wells Fargo in connection with offers and sales related to market-making or other transactions in the securities. Wells Fargo or an affiliate of Wells Fargo may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No action has been or will be taken by Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement, the accompanying product supplement, underlying supplement or prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them.

For the following jurisdictions, please note specifically:

Prohibition of Sales to European Economic Area Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA") and the regulations made under the EUWA; or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately three months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

© 2021 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the SPDR® S&P 500® ETF Trust, the Financial Select Sector SPDR® Fund, the SPDR® S&P® Biotech ETF and the Consumer Staples Select Sector SPDR® Fund due October 19, 2023

Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. The terminology used in the material included in this Appendix may differ from the terms used in this pricing supplement. The material included in this Appendix does not constitute terms of the securities. It is a general description of securities that share some features similar to the securities offered by this pricing supplement, but it does not relate specifically to the securities offered by this pricing supplement, and you should rely only on this pricing supplement (excluding the Appendix) and the accompanying product supplement, prospectus supplement and prospectus for a description of the specific terms of the securities offered by this pricing supplement.

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

Distributed by Wells Fargo Securities, LLC

MARKET LINKED SECURITIES – AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). If the closing level of the lowest performing underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the lowest performing underlying has declined below its threshold level, you will not receive a contingent coupon payment for that payment date. If the lowest performing underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the lowest performing underlying. If the lowest performing underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the lowest performing underlying. Although investors will be exposed to the downside risk of the lowest performing underlying, investors will not participate in any appreciation of any underlying. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day. Therefore, investors will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

A-2| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity, and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity, and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on each calculation day is the underlying that has the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semi-annually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the lowest performing underlying on any call date is greater than or equal to its closing level on the pricing date (its starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price, plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the lowest performing underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period, if the closing level of the lowest performing underlying on a calculation day during such non-call period has not declined below its threshold level.

•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the lowest performing underlying on the final calculation day (its ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decline in the level of the lowest performing underlying from its starting level, and you will incur a significant loss at maturity.

The threshold level for each underlying will be less than its starting level. A particular issuance of these Market Linked Securities may specify a single threshold level (for each underlying) that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of any underlying, but will be fully exposed to any decline of the lowest performing underlying, if its ending level is less than its threshold level.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and/or call date. Investors will not benefit in any way from the performance of the better performing underlying(s). Therefore, investors will be adversely affected if any underlying declines below its threshold level(s), even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

A-3| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Determining payment on a contingent coupon payment date, call date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the lowest performing underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the payment at maturity will be based on the ending level, threshold level, and starting level of the lowest performing underlying on the final calculation day. The diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any) assuming an offering price of $1,000 per security.

A-4| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called
Original Offering Price:	$1,000 per Market Linked Security
Calculation Days/Contingent Coupon Payment Dates:	Semi-annually
Call Dates:	Semi-annually (on each calculation day starting approximately one year after issuance)
Contingent Coupon Rate:	7.00% per annum (or 3.5% per semi-annual period)
Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of not receiving contingent coupon payments, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given calculation day is the underlying that had the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	115%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	110%	120%	Call settlement date: 103.5%

Because of the one-year non-call period, even though the closing level of the lowest performing underlying was greater than its starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the lowest performing underlying on the first call date (one year from the pricing date) is greater than its starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

A-5| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 2: These Market Linked Securities are automatically called on the third call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	60%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	107%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	110%	67%	Contingent coupon payment date: 0.0%
2 years from the pricing date	115%	105%	Call settlement date: 103.5%

Because the closing level of the lowest performing underlying is less than its threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates, even though the closing level of the better performing underlying on those dates was greater than its threshold level. Because the closing level of the lowest performing underlying on the third call date is greater than its starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

As this example illustrates, whether you receive a contingent coupon payment, and whether these Market Linked Securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlying on the relevant calculation day and/or call date. The performance of the better performing underlying is not relevant to your return on these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is greater than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	90%	120%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	101%	80%	Contingent coupon payment date: 3.5%
18 months from the pricing date	80%	65%	Contingent coupon payment date: 0.0%
2 years from the pricing date	60%	90%	Contingent coupon payment date: 0.0%
30 months from the pricing date	65%	95%	Contingent coupon payment date: 0.0%
3 years from the pricing date	70% (ending level)	110% (ending level)	Maturity date: 103.5%

Because the closing level of the lowest performing underlying is less than its starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the lowest performing underlying is greater than its threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date), but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level of the lowest performing underlying is greater than its threshold level, on the maturity date you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

A-6| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	80%	68%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	100%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	90%	62%	Contingent coupon payment date: 0.0%
2 years from the pricing date	110%	55%	Contingent coupon payment date: 0.0%
30 months from the pricing date	120%	45%	Contingent coupon payment date: 0.0%
3 years from the pricing date	130% (ending level)	50% (ending level)	Maturity date: 50.0%

Because the closing level of the lowest performing underlying is less than its threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity, and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level of the lowest performing underlying is less than its threshold level, you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final calculation day, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

This example illustrates that you will not participate in any appreciation of either underlying, but will be fully exposed to the depreciation of the lowest performing underlying, if its ending level on the final calculation day is less than its threshold level, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

A-7| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-8| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the lowest performing underlying if the lowest performing underlying declines below its threshold level

•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the lowest performing underlying below its threshold level?

•	Are you comfortable accepting the full downside risks of each underlying?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Are you willing to forgo participation in any appreciation of any underlying?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-9| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Limited return potential. Even though you will be fully exposed to any decline in the level of the lowest performing underlying, if its ending level is below its threshold level, you will not participate in any increase in the level of any underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.

•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these

Market Linked Securities if the closing level of the lowest performing underlying is greater than or equal to its starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.

•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each calculation day and/or call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.

•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher contingent coupon rate, but it will be more likely that one of the underlyings will be performing poorly at any time over the term of these Market Linked Securities. All that is necessary for these Market

Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility, dividend rate of the underlyings (if applicable), interest rates, the time remaining to maturity, the correlation between the underlyings, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market

A-10| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions, and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.

•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars, but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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